Exhibit 99.1
TransEnterix Completes Successful Pre-Clinical Robotic Surgical Procedures; Management Affirms FDA Timeline

- SurgiBotTM system FDA 510(k) filing on track for mid-2015 submission -

December 19, 2014
RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE)— TransEnterix, Inc. (NYSE MKT: TRXC), a medical device company that is pioneering the use of robotics and flexible instruments to improve minimally invasive surgery, today announced the successful completion of four general surgery and urology procedures using its SurgiBot system patient-side robotic surgery system. Management also stated that the preparation of its FDA 510(k) filing is proceeding as planned, and affirmed prior guidance of its intention to submit the filing in mid-2015.

Using the SurgiBot system in the porcine model, Dr. Juan-Carlos Verdeja, a general surgeon and Chief of General Surgery at Baptist Health Medical Group in Miami, performed two cholecystectomy (gallbladder removal) procedures, and Dr. Michael N. Ferrandino, a urologist and Director of Minimally Invasive Urologic Surgery at the Duke Division of Urology, performed two nephrectomy (kidney removal) procedures.

“The SurgiBot system has the ability to offer multiple instruments and a camera through a single small incision. It is designed to limit surgical trauma while enabling the surgeon with advanced vision, dexterity and control,” said Dr. Verdeja. “I was impressed with the system’s capabilities, providing ergonomic benefits as well as excellent visualization in 3DHD. Being able to perform the procedure from within the sterile field, and with tactile feedback, increases the control a surgeon has when performing surgery.”

Dr. Ferrandino commented, “I can envision the SurgiBot being utilized in a wide variety of surgical procedures. This system provides an elegant and effective combination of the best of single-port, laparoscopic and robotic approaches in surgery.”

“These pre-clinical procedures support our expectation for commercial success with the SurgiBot,” said Todd M. Pope, president and CEO of TransEnterix. “We are pleased with our progress and our FDA 510(k) filing remains on track for a mid-2015 submission.”

About SurgiBot

The SurgiBot system, currently in development, is a minimally invasive, patient-side robotic surgery system. The system utilizes flexible instruments through articulating channels controlled directly by the surgeon, with robotic assistance, at the patient’s bedside. The flexible nature of the system allows for multiple instruments to be introduced and deployed through a single incision. The SurgiBot system has not been cleared by the FDA for use the in United States.

About TransEnterix

TransEnterix is a medical device company that is pioneering the use of robotics and flexible instruments to improve minimally invasive surgery. The company is focused on the development and commercialization of the SurgiBot system, a minimally invasive surgical robotic system that allows the surgeon to be patient-side within the sterile field. For more information, visit the company’s website at www.transenterix.com.

Forward Looking Statements

This press release includes statements relating to the SurgiBot system, our flexible energy device and our current regulatory and commercialization plans for these products. These statements and other statements regarding our future plans and goals constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations, including whether we will successfully submit our SurgiBot system regulatory filings in mid-2015, whether we will be able to successfully commercialize the SurgiBot system and whether the SurgiBot system will be able to be utilized in a wide variety of procedures. Factors that could cause our results to differ materially from those described include, but are not limited to, whether the SurgiBot system’s 510(k) application(s) will be cleared by the U.S. FDA. For a discussion of the most significant risks and uncertainties associated with TransEnterix’s business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 5, 2014 as amended, and other filings we make with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:
Westwicke Partners
Mark Klausner, 443-213-0501
transenterix@westwicke.com

Media Contact:
TransEnterix, Inc.
Mohan Nathan, 919-917-6559
mnathan@transenterix.com